Exhibit 99.(j)(3)

POWER OF ATTORNEY

I, Igor Lasun, President and Principal Executive Officer of The UBS Funds, UBS Relationship Funds and SMA Relationship Trust (each a “Trust”), hereby constitute and appoint Mark F. Kemper, Keith A. Weller, Eric Sanders, and William Lawlor, and each of them singly, my true and lawful attorney, with full power to sign for me, in my name and in my capacity as President and Principal Executive Officer of the Trusts, any amendments to the current registration statements of the Trusts on Form N-1A (as filed with the U.S. Securities and Exchange Commission) and any registration statements of the Trusts on Form N-14, or any amendments thereto, to be filed with the U.S. Securities and Exchange Commission, and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to such registration statements and other instruments.

Signature	Title	Date

/s/ Igor Lasun	President and Principal Executive Officer	October 18, 2018
Igor Lasun